                               SERVICES AGREEMENT

     AGREEMENT made as of the 17th day of April, 1995 by and between Dean Witter InterCapital Inc., a Delaware corporation (herein referred to as "InterCapital"), and Dean Witter Services Company Inc., a Delaware corporation (herein referred to as "DWS").

     WHEREAS, InterCapital has entered into separate agreements (each such agreement being herein referred to as an "Investment Management Agreement") with certain investment companies as set forth on Schedule A (each such investment company being herein referred to as a "Fund" and, collectively, as the "Funds") pursuant to which InterCapital is to perform, or supervise the performance of, among other services, administrative services for the Funds (and, in the case of Funds with multiple portfolios, the Series or Portfolios of the Funds (such Series and Portfolio being herein individually referred to as "a Series" and, collectively, as "the Series"));

     WHEREAS, InterCapital desires to retain DWS to perform the administrative services as described below; and

     WHEREAS, DWS desires to be retained by InterCapital to perform such administrative services:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. DWS agrees to provide administrative services to each Fund as hereinafter set forth. Without limiting the generality of the foregoing, DWS shall (i) administer the Fund's business affairs and supervise the overall day-to-day operations of the Fund (other than rendering investment advice); (ii) provide the Fund with full administrative services, including the maintenance of certain books and records, such as journals, ledger accounts and other records required under the Investment Company Act of 1940, as amended (the "Act"), the notification to the Fund and InterCapital of available funds for investment, the reconciliation of account information and balances among the Fund's custodian, transfer agent and dividend disbursing agent and InterCapital, and the calculation of the net asset value of the Fund's shares; (iii) provide the Fund with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Fund; (iv) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services; (v) provide the Fund with adequate general office space and facilities; (vi) assist in the preparation and the printing of the periodic updating of the Fund's registration statement and prospectus (and, in the case of an open-end Fund, the statement of additional information), tax returns, proxy statements, and reports to its shareholders and the Securities and Exchange Commission; and (vii) monitor the compliance of the Fund's investment policies and restrictions.

     In the event that InterCapital enters into an Investment Management Agreement with another investment company, and wishes to retain DWS to perform administrative services hereunder, it shall notify DWS in writing. If DWS is willing to render such services, it shall notify InterCapital in writing, whereupon such other Fund shall become a Fund as defined herein.

     2. DWS shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of DWS shall be deemed to include officers of DWS and persons employed or otherwise retained by DWS (including officers and employees of InterCapital, with the consent of InterCapital) to furnish services, statistical and other factual data, information with respect to technical and scientific developments, and such other information, advice and assistance as DWS may desire. DWS shall maintain each Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agencies). All such books and records so maintained shall be the property of the Fund and, upon request therefor, DWS shall surrender to InterCapital or to the Fund such of the books and records so requested.
     3. InterCapital will, from time to time, furnish or otherwise make available to DWS such financial reports, proxy statements and other information relating to the business and affairs of the Fund as DWS may reasonably require in order to discharge its duties and obligations to the Fund under this Agree-Y10002 ment or to comply with any applicable law and regulation or request of the Board of Directors/Trustees of the Fund.

     4. For the services to be rendered, the facilities furnished, and the expenses assumed by DWS, InterCapital shall pay to DWS monthly compensation calculated daily (in the case of an open-end Fund) or weekly (in the case of a closed-end Fund) by applying the annual rate or rates set forth on Schedule B to the net assets of each Fund. Except as hereinafter set forth, (i) in the case of an open-end Fund, compensation under this Agreement shall be calculated by applying 1/365th of the annual rate or rates to the Fund's or the Series' daily net assets determined as of the close of business on that day or the last previous business day and (ii) in the case of a closed-end Fund, compensation under this Agreement shall be calculated by applying the annual rate or rates to the Fund's average weekly net assets determined as of the close of the last business day of each week. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule B. Subject to the provisions of paragraph 5 hereof, payment of DWS' compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 5 hereof.

     5. In the event the operating expenses of any open-end Fund and/or any Series thereof, or of InterCapital Income Securities Inc., including amounts payable to InterCapital pursuant to the Investment Management Agreement, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund and/or any Series thereof imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, or, in the case of InterCapital Income Securities Inc. or Dean Witter Variable Investment Series or any Series thereof, the expense limitation specified in the Fund's Investment Management Agreement, the fee payable hereunder shall be reduced on a pro rata basis in the same proportion as the fee payable by the Fund under the Investment Management Agreement is reduced.

     6. DWS shall bear the cost of rendering the administrative services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund employed by DWS, and such clerical help and bookkeeping services as DWS shall reasonably require in performing its duties hereunder.

     7. DWS will use its best efforts in the performance of administrative activities on behalf of each Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, DWS shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by DWS or for any losses sustained by the Fund or its investors. It is understood that, subject to the terms and conditions of the Investment Management Agreement between each Fund and InterCapital, InterCapital shall retain ultimate responsibility for all services to be performed hereunder by DWS. DWS shall indemnify InterCapital and hold it harmless from any liability that InterCapital may incur arising out of any act or failure to act by DWS in carrying out its responsibilities hereunder.

     8. It is understood that any of the shareholders, Directors/Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, DWS, and in any person controlling, controlled by or under common control with DWS, and that DWS and any person controlling, controlled by or under common control with DWS may have an interest in the Fund. It is also understood that DWS and any affiliated persons thereof or any persons controlling, controlled by or under common control with DWS have and may have advisory, management, administration service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

     9. This Agreement shall continue until April 30, 1995, and thereafter shall continue automatically for successive periods of one year unless terminated by either party by written notice delivered to the other party within 30 days of the expiration of the then-existing period. Notwithstanding the foregoing, this Agreement may be terminated at any time, by either party on 30 days' written notice delivered to the other party. In the event that the Investment Management Agreement between any Fund and InterCapital is terminated, this Agreement will automatically terminate with respect to such Fund.

     10. This Agreement may be amended or modified by the parties in any manner by written agreement executed by each of the parties hereto.

     11. This Agreement may be assigned by either party with the written consent of the other party.

     12. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in New York, New York.

                                          DEAN WITTER INTERCAPITAL INC.

                                          By: /s/ SHELDON CURTIS

                                            ------------------------------------
                                            Sheldon Curtis

Attest:

/s/ LOUANNE MCINNIS
--------------------------------------
LouAnne McInnis

                                          DEAN WITTER SERVICES COMPANY INC.

                                          By: /s/ CHARLES A. FIUMEFREDDO

                                            ------------------------------------
                                            Charles A. Fiumefreddo

Attest:

/s/ BARRY FINK
--------------------------------------
Barry Fink

                                   SCHEDULE A

                               DEAN WITTER FUNDS
                          AS AMENDED AS OF MAY 1, 1998

                                                    OPEN-END FUNDS
 1.   Active Assets California Tax-Free Trust
 2.   Active Assets Government Securities Trust
 3.   Active Assets Money Trust
 4.   Active Assets Tax-Free Trust
 5.   Dean Witter American Value Fund
 6.   Dean Witter Balanced Growth Fund
 7.   Dean Witter Balanced Income Fund
 8.   Dean Witter California Tax-Free Daily Income Trust
 9.   Dean Witter California Tax-Free Income Fund
10.   Dean Witter Capital Appreciation Fund
11.   Dean Witter Capital Growth Securities
12.   Dean Witter Convertible Securities Trust
13.   Dean Witter Developing Growth Securities Trust
14.   Dean Witter Diversified Income Trust
15.   Dean Witter Dividend Growth Securities Inc.
16.   Dean Witter European Growth Fund Inc.
17.   Dean Witter Federal Securities Trust
18.   Dean Witter Financial Services Trust
19.   Dean Witter Fund of Funds
       (i)      Domestic Portfolio
       (ii)     International Portfolio
20.   Dean Witter Global Asset Allocation Fund
21.   Dean Witter Global Dividend Growth Securities
22.   Dean Witter Global Short-Term Income Fund Inc.
23.   Dean Witter Global Utilities Fund
24.   Dean Witter Hawaii Municipal Trust
25.   Dean Witter Health Sciences Trust
26.   Dean Witter High Yield Securities Inc.
27.   Dean Witter Income Builder Fund
28.   Dean Witter Information Fund
29.   Dean Witter Intermediate Income Securities
30.   Dean Witter Intermediate Term U.S. Treasury Trust
31.   Dean Witter International SmallCap Fund
32.   Dean Witter Japan Fund
33.   Dean Witter Limited Term Municipal Trust
34.   Dean Witter Liquid Asset Fund Inc.
35.   Dean Witter Market Leader Trust
36.   Dean Witter Mid-Cap Growth Fund
37.   Dean Witter Multi-State Municipal Series Trust
38.   Dean Witter Natural Resource Development Securities Inc.
39.   Dean Witter New York Municipal Money Market Trust
40.   Dean Witter New York Tax-Free Income Fund
41.   Dean Witter Pacific Growth Fund Inc.

42.   Dean Witter Precious Metals and Minerals Trust
43.   Dean Witter Retirement Series
44.   Dean Witter Select Dimensions Investment Series
       (i)      American Value Portfolio
       (ii)     Balanced Growth Portfolio
       (iii)    Developing Growth Portfolio
       (iv)     Diversified Income Portfolio
       (v)      Dividend Growth Portfolio
       (vi)     Emerging Markets Portfolio
       (vii)    Global Equity Portfolio
       (viii)   Growth Portfolio
       (ix)     Mid-Cap Growth Portfolio
       (x)      Money Market Portfolio
       (xi)     North American Government Securities Portfolio
       (xii)    Utilities Portfolio
       (xiii)   Value-Added Market Portfolio
45.   Dean Witter Select Municipal Reinvestment Fund
46.   Dean Witter Short-Term Bond Fund
47.   Dean Witter Short-Term U.S. Treasury Trust
48.   Dean Witter Special Value Fund
49.   Dean Witter Strategist Fund
50.   Dean Witter S&P 500 Index Fund
51.   Dean Witter Tax-Exempt Securities Trust
52.   Dean Witter Tax-Free Daily Income Trust
53.   Dean Witter U.S. Government Money Market Trust
54.   Dean Witter U.S. Government Securities Trust
55.   Dean Witter Utilities Fund
56.   Dean Witter Value-Added Market Series
57.   Dean Witter Variable Investment Series
       (i)      Capital Appreciation Portfolio
       (ii)     Capital Growth Portfolio
       (iii)    Competitive Edge "Best Ideas" Portfolio
       (iv)     Dividend Growth Portfolio
       (v)      Equity Portfolio
       (vi)     European Growth Portfolio
       (vii)    Global Dividend Growth Portfolio
       (viii)   High Yield Portfolio
       (ix)     Income Builder Portfolio
       (x)      Money Market Portfolio
       (xi)     Quality Income Plus Portfolio
       (xii)    Pacific Growth Portfolio
       (xiii)   S&P Index Portfolio
       (xiv)    Strategist Portfolio
       (xiv)    Strategist Portfolio
       (xv)     Utilities Portfolio
58.   Dean Witter World Wide Income Trust
59.   Dean Witter World Wide Investment Trust
      Morgan Stanley Dean Witter Competitive Edge Fund, "Best
60.     Ideas" Portfolio
61.   Morgan Stanley Dean Witter Equity Fund
62.   Morgan Stanley Dean Witter Growth Fund

63.   Morgan Stanley Dean Witter Worldwide High Income Fund
      Morgan Stanley Dean Witter Mid-Cap Dividend Growth
64.     Securities
                                                  CLOSED-END FUNDS
65.   High Income Advantage Trust
66.   High Income Advantage Trust II
67.   High Income Advantage Trust III
68.   InterCapital Income Securities Inc.
69.   Dean Witter Government Income Trust
70.   InterCapital Insured Municipal Bond Trust
71.   InterCapital Insured Municipal Trust
72.   InterCapital Insured Municipal Income Trust
73.   InterCapital California Insured Municipal Income Trust
74.   InterCapital Insured Municipal Securities
75.   InterCapital Insured California Municipal Securities
76.   InterCapital Quality Municipal Investment Trust
77.   InterCapital Quality Municipal Income Trust
78.   InterCapital Quality Municipal Securities
79.   InterCapital California Quality Municipal Securities
80.   InterCapital New York Quality Municipal Securities

                                                                      SCHEDULE B

                       DEAN WITTER SERVICES COMPANY INC.

                        SCHEDULE OF ADMINISTRATIVE FEES
                          AS AMENDED AS OF MAY 1, 1998

     Monthly compensation calculated daily by applying the following annual rates to a fund's daily net assets:

FIXED INCOME FUNDS

Dean Witter Balanced Income
Fund                               0.060% of the daily net assets.

Dean Witter California Tax-Free
  Income Fund                      0.055% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0525% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.050% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.0475% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.25 billion; and 0.045% of the portion of the daily net assets exceeding
                                   $1.25 billion.

Dean Witter Convertible
  Securities Trust                 0.060% of the portion of the daily net assets
                                   not exceeding $750 million; 0.055% of the portion of the daily net assets exceeding
                                   $750 million but not exceeding $1 billion;
                                   0.050% of the portion of the daily net assets of the exceeding $1 billion but not exceeding
                                   $1.5 billion; 0.0475% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.045% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.0425% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Diversified
  Income Trust                     0.040% of the daily net assets.

Dean Witter Federal Securities
Trust 0.055% of the portion of the daily net assets not exceeding $1 billion; 0.0525% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.050% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.0475% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.045% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $5 billion; 0.0425% of the portion of the daily net assets exceeding $5 billion but not exceeding $7.5 billion; 0.040% of the portion of the daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.0375% of the portion of the daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.035% of the portion of the daily net assets exceeding $12.5 billion.

Dean Witter Global Short-Term
  Income Fund Inc.                 0.055% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.050% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Hawaii Municipal
Trust                              0.035% of the daily net assets.

Dean Witter High Yield
  Securities Inc.                  0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.0375% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $2 billion; 0.0325% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.030% of the portion of daily net assets exceeding $3 billion.

Dean Witter Intermediate
  Income Securities                0.060% of the portion of the daily net assets
                                   not exceeding $500 million; 0.050% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.040% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; and 0.030% of the portion of the daily net assets exceeding $1 billion.

Dean Witter Intermediate Term
  U.S. Treasury Trust              0.035% of the daily net assets.

Dean Witter Limited Term
  Municipal Trust                  0.050% of the daily net assets.

Dean Witter Multi-State
Municipal
  Series Trust (10 Series)         0.035% of the daily net assets.

Dean Witter New York Tax-Free
  Income Fund                      0.055% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0525% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Retirement
  Series -- Intermediate Income
  Securities Series                0.065% of the daily net assets.

U.S. Government Securities
Series                             0.065% of the daily net assets.

Dean Witter Select Dimensions
  Investment Series -- North
  American Government
  Securities Portfolio             0.039% of the daily net assets.

Dean Witter Select Municipal
  Reinvestment Fund                0.050% of the daily net assets.

Dean Witter Short-Term Bond
Fund                               0.070% of the daily net assets.

Dean Witter Short-Term
  U.S. Treasury Trust              0.035% of the daily net assets.

Dean Witter Tax-Exempt
  Securities Trust                 0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; and 0.035% of the
                                   portion of the daily net assets exceeding $1 billion but not exceeding $1.25 billion;
                                   .0325% of the portion of the daily net assets exceeding $1.25 billion.

Dean Witter U.S. Government
  Securities Trust                 0.050% of the portion of the daily net assets
                                   not exceeding $1 billion; 0.0475% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.045% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.0425% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.040% of the portion of the daily net assets exceeding
                                   $2.5 billion but not exceeding $5 billion;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $5 billion but not exceeding
                                   $7.5 billion; 0.035% of the portion of the daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.0325% of the portion of the daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.030% of the portion of the daily net assets exceeding $12.5 billion.

Dean Witter Variable Investment
  Series -- High Yield
  Portfolio                        0.050% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0425% of the daily net assets exceeding $500 million.

  Quality Income Plus Portfolio    0.050% of the portion of the daily net assets
                                   up to $500 million; and 0.045% of the portion of the daily net assets exceeds $500 million.

Dean Witter World Wide
  Income Trust                     0.075% of the portion of the daily net assets
                                   up to $250 million; 0.060% of the portion of the daily net assets exceeding $250 million but not exceeding $500 million; 0.050% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.040% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; and 0.030% of the portion of the daily net assets exceeding $1 billion.

Morgan Stanley Dean Witter
  Worldwide High Income Fund       0.060% of the daily net assets.

EQUITY FUNDS

Dean Witter American Value Fund    0.0625% of the portion of the daily net
                                   assets not exceeding $250 million; 0.050% of the portion of the daily net assets exceeding
                                   $250 million but not exceeding $2.25 billion;
                                   0.0475% of the portion of the daily net
                                   assets exceeding $2.25 billion but not
                                   exceeding $3.5 billion; 0.0450% of the
                                   portion of the daily net assets exceeding
                                   $3.5 billion but not exceeding $4.5 billion;
                                   and 0.0425% of the portion of the daily net assets exceeding $4.5 billion.

Dean Witter Balanced
  Growth Fund                      0.060% of the daily net assets.

Dean Witter Capital
Appreciation Fund                  0.075% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0725% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Capital
  Growth Securities                0.065% of the portion of the daily net assets
                                   not exceeding $500 million; 0.055% of the portion exceeding $500 million but not exceeding $1 billion; 0.050% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; and 0.0475% of the portion of the daily net assets exceeding $1.5 billion.

Dean Witter Developing Growth
  Securities Trust                 0.050% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0475% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Dividend Growth
  Securities Inc.                  0.0625% of the portion of the daily net
                                   assets not exceeding $250 million; 0.050% of the portion of the daily net assets exceeding
                                   $250 million but not exceeding $1 billion;
                                   0.0475% of the portion of the daily net
                                   assets exceeding $1 billion but not exceeding
                                   $2 billion; 0.045% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; 0.0425% of the portion of the daily net assets exceeding $3 billion but not exceeding $4 billion; 0.040% of the portion of the daily net assets exceeding $4 billion but not exceeding $5 billion; 0.0375% of the portion of the daily net assets exceeding $5 billion but not exceeding $6 billion; 0.035% of the portion of the daily net assets exceeding $6 billion but not exceeding $8 billion; 0.0325% of the portion of the daily net assets exceeding $8 billion but not exceeding $10 billion; 0.030% of the portion of the daily net assets exceeding $10 billion but not exceeding $15 billion; and 0.0275% of the portion of the daily net assets exceeding $15 billion.

Dean Witter European Growth
  Fund Inc.                        0.060% of the portion of the daily net assets
                                   not exceeding $500 million; 0.057% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $2 billion;
                                   and 0.054% of the portion of the daily net assets exceeding $2 billion.

Dean Witter Financial
  Services Trust                   0.075% of the daily net assets.

Dean Witter Fund of Funds --
  Domestic Portfolio               None

  International Portfolio          None

Dean Witter Global Asset
  Allocation Fund                  0.070% of the daily net assets.

Dean Witter Global Dividend
  Growth Securities                0.075% of the portion of the daily net assets
                                   not exceeding $1 billion; 0.0725% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
                                   0.070% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.0675% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3.5 billion; 0.0650% of the portion of the daily net assets exceeding
                                   $3.5 billion but not exceeding $4.5 billion;
                                   and 0.0625% of the portion of the daily net assets exceeding $4.5 billion.

Dean Witter Global
  Utilities Fund                   0.065% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0625% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Health
  Sciences Trust                   0.10% of the portion of daily net assets not
                                   exceeding $500 million; and 0.095% of the portion of daily net assets exceeding $500 million.

Dean Witter Income
  Builder Fund                     0.075% of the portion of the net assets not
                                   exceeding $500 million; and 0.0725% of the portion of daily net assets exceeding $500 million.

Dean Witter Information Fund       0.075% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0725% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter International
  SmallCap Fund                    0.075% of the daily net assets.

Dean Witter Japan Fund             0.060% of the daily net assets.

Dean Witter Market Leader Trust    0.075% of the daily net assets.

Dean Witter Mid-Cap
  Growth Fund                      0.075% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.0725% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter Natural
  Resource Development
  Securities Inc.                  0.0625% of the portion of the daily net
                                   assets not exceeding $250 million and 0.050% of the portion of the daily net assets exceeding $250 million.

Dean Witter Pacific Growth Fund
Inc. 0.060% of the portion of the daily net assets not exceeding $1 billion; 0.057% of the portion of the daily net assets exceeding $1 billion but not exceeding $2 billion; and 0.054% of the portion of the daily net assets exceeding $2 billion.

Dean Witter Precious Metals and
  Minerals Trust                   0.080% of the daily net assets.

Dean Witter Retirement
Series --
  American Value Series            0.085% of the daily net assets.

  Capital Growth Series            0.085% of the daily net assets.

  Dividend Growth Series           0.075% of the daily net assets.

  Global Equity Series             0.10% of the daily net assets.

  Strategist Series                0.085% of the daily net assets.

  Utilities Series                 0.075% of the daily net assets.

  Value Added Market Series        0.050% of the daily net assets.

Dean Witter Select Dimensions
  Investment Series --
  American Value Portfolio         0.0625% of the daily net assets.

  Balanced Growth Portfolio        0.065% of the daily net assets.

  Developing Growth Portfolio      0.050% of the daily net assets.

  Diversified Income Portfolio     0.040% of the daily net assets.

  Dividend Growth Portfolio        0.0625% of the portion of the daily net
                                   assets not exceeding $500 million; and 0.050% of the portion of the daily net assets exceeding $500 million.

  Emerging Markets Portfolio       0.075% of the daily net assets.

  Global Equity Portfolio          0.10% of the daily net assets.

  Growth Portfolio                 0.048% of the daily net assets.

  Mid-Cap Growth Portfolio         0.075% of the daily net assets.

  Utilities Portfolio              0.065% of the daily net assets.

  Value-Added Market Portfolio     0.050% of the daily net assets.

Dean Witter Special Value Fund     0.075% of the daily net assets.

Dean Witter Strategist Fund        0.060% of the portion of the daily net assets
                                   not exceeding $500 million; 0.055% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $1 billion;
                                   0.050% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0475% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.0 billion; and 0.045% of the portion of the daily net assets exceeding
                                   $2.0 billion.

Dean Witter S&P 500 Index Fund     0.040% of the daily net assets.

Dean Witter Utilities Fund         0.065% of the portion of the daily net assets
                                   not exceeding $500 million; 0.055% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $1 billion;
                                   0.0525% of the portion of the daily net
                                   assets exceeding $1 billion but not exceeding
                                   $1.5 billion; 0.050% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.0475% of the portion of the daily net assets exceeding
                                   $2.5 billion but not exceeding $3.5 billion;
                                   0.045% of the portion of the daily net assets exceeding $3.5 but not exceeding $5 billion;
                                   and 0.0425% of the daily net assets exceeding
                                   $5 billion.

Dean Witter Value-Added
  Market Series                    0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.45% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $1 billion;
                                   0.0425% of the portion of the daily net
                                   assets exceeding $1.0 billion but not
                                   exceeding $2.0 billion; and 0.040% of the portion of the daily net assets exceeding $2 billion.

Dean Witter Variable Investment
  Series -- Capital
  Appreciation
  Portfolio                        0.075% of the daily net assets.

  Capital Growth Portfolio         0.065% of the daily net assets.

  Competitive Edge
    "Best Ideas" Portfolio         0.065% of the daily net assets.

  Dividend Growth Portfolio        0.0625% of the portion of the daily net
                                   assets not exceeding $500 million; and 0.050% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; 0.0475% of the portion of the daily net assets exceeding $1.0 billion but not exceeding $2.0 billion; and 0.045% of the portion of the daily net assets exceeding $2 billion.

  Equity Portfolio                 0.050% of the net assets of the portion of
                                   the daily net assets not exceeding $1
                                   billion; and 0.0475% of the portion of the daily net assets exceeding $1 billion.

  European Growth Portfolio        0.060% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.057% of the portion of the daily net assets exceeding
                                   $500 million.

  Income Builder Portfolio         0.075% of the daily net assets.

  S&P 500 Index Portfolio          0.040% of the daily net assets.

  Strategist Portfolio             0.050% of the daily net assets.

  Utilities Portfolio              0.065% of the portion of the daily net assets
                                   not exceeding $500 million and 0.055% of the portion of the daily net assets exceeding
                                   $500 million.

Dean Witter World Wide
  Investment Trust                 0.055% of the portion of the daily net assets
                                   not exceeding $500 million; and 0.05225% of the portion of the daily net assets exceeding
                                   $500 million.

Morgan Stanley Dean Witter
  Competitive Edge Fund,
  "Best Ideas" Portfolio           0.065% of the portion of the daily net assets
                                   not exceeding $1.5 billion; and 0.0625% of the portion of the daily net assets exceeding
                                   $1.5 billion.

Morgan Stanley Dean Witter
  Equity Fund                      0.051% of the daily net assets.

Morgan Stanley Dean Witter
  Growth Fund                      0.048% of the portion of the daily net assets
                                   not exceeding $750 million; 0.045% of the portion of daily net assets exceeding $750 million but not exceeding $1.5 billion; and 0.042% of the portion of daily net assets exceeding $1.5 billion.

Morgan Stanley Dean Witter
Mid-Cap
  Dividend Growth Fund             0.075% of the daily net assets.

MONEY MARKET FUNDS

Active Asset Trusts:
  (1) Active Assets Money Trust
  (2) Active Assets Tax-Free
      Trust
  (3) Active Assets California
      Tax-Free Trust
  (4) Active Assets Government
      Securities Trust             0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter California Tax-Free
Daily
  Income Trust                     0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;

                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Liquid Asset Fund
Inc. 0.050% of the portion of the daily net assets not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.0375% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.35 billion; 0.0325% of the portion of the daily net assets exceeding $1.35 billion but not exceeding $1.75 billion; 0.030% of the portion of the daily net assets exceeding $1.75 billion but not exceeding $2.15 billion; 0.0275% of the portion of the daily net assets exceeding $2.15 billion but not exceeding $2.5 billion; 0.025% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $15 billion; 0.0249% of the portion of the daily net assets exceeding $15 billion but not exceeding $17.5 billion; and 0.0248% of the portion of the daily net assets exceeding $17.5 billion.

Dean Witter New York
  Municipal Money Market Trust     0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Retirement
Series --
  Liquid Asset Series              0.050% of the daily net assets.

  U.S. Government Money
  Market Series                    0.050% of the daily net assets.

Dean Witter Select Dimensions
  Investment Series -- Money
  Market Portfolio                 0.050% of the daily net assets.

Dean Witter Tax-Free Daily
  Income Trust                     0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;

                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter U.S. Government
  Money Market Trust               0.050% of the portion of the daily net assets
                                   not exceeding $500 million; 0.0425% of the portion of the daily net assets exceeding
                                   $500 million but not exceeding $750 million;
                                   0.0375% of the portion of the daily net
                                   assets exceeding $750 million but not
                                   exceeding $1 billion; 0.035% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.0325% of the portion of the daily net assets exceeding
                                   $1.5 billion but not exceeding $2 billion;
                                   0.030% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion; 0.0275% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.025% of the portion of the daily net assets exceeding $3 billion.

Dean Witter Variable
  Investment Series -- Money
  Market Portfolio                 0.050% of the daily net assets.

     Monthly compensation calculated weekly by applying the following annual rates to a fund's weekly net assets:

CLOSED-END FUNDS

Dean Witter Government
  Income Trust                     0.060% of the average weekly net assets.

High Income Advantage Trust        0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of average weekly net assets exceeding $750 million and not exceeding $1 billion, and 0.030% of the portion of average weekly net assets exceeding $1 billion.

High Income Advantage Trust II     0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of average weekly net assets exceeding $750 million and not exceeding $1 billion; and 0.030% of the portion of average weekly net assets exceeding $1 billion.

High Income Advantage Trust III    0.075% of the portion of the average weekly
                                   net assets not exceeding $250 million; 0.060% of the portion of average weekly net assets exceeding $250 million and not exceeding $500 million; 0.050% of the portion of average weekly net assets exceeding $500 million and not exceeding $750 million; 0.040% of the portion of average weekly net assets exceeding $750 million and not exceeding $1 billion; and 0.030% of the portion of average weekly net assets exceeding $1 billion.

InterCapital Income Securities,
Inc.                               0.050% of the average weekly net assets.

InterCapital Insured Municipal
  Bond Trust                       0.035% of the average weekly net assets.

InterCapital Insured Municipal
Trust                              0.035% of the average weekly net assets.

InterCapital Insured Municipal
  Income Trust                     0.035% of the average weekly net assets.

InterCapital California Insured
  Municipal Income Trust           0.035% of the average weekly net assets.

InterCapital Quality Municipal
  Investment Trust                 0.035% of the average weekly net assets.

InterCapital New York Quality
  Municipal Securities             0.035% of the average weekly net assets.

InterCapital Quality Municipal
  Income Trust                     0.035% of the average weekly net assets.

InterCapital Quality Municipal
  Securities                       0.035% of the average weekly net assets.

InterCapital California Quality
  Municipal Securities             0.035% of the average weekly net assets.

InterCapital Insured Municipal
  Securities                       0.035% of the average weekly net assets.

InterCapital Insured California
  Municipal Securities             0.035% of the average weekly net assets.

                          DEAN WITTER INTERCAPITAL INC.
                             Two World Trade Center
                            New York, New York 10048



                                          April 30, 1998

Dean Witter Services Company Inc.
Two World Trade Center
New York, New York 10048


Re: MORGAN STANLEY DEAN WITTER EQUITY FUND

Dear Sirs:

      Please be advised that, having entered into an Investment Management Agreement with the Fund, we wish to retain you to perform administrative services in respect of the Fund under our Services Agreement with you, dated April 17, 1995 (attached hereto). It is agreed that no compensation will be paid by the Fund for such services.

      Your Execution of this letter, where indicated, shall constitute notification to us of your willingness to render administrative services in respect to the Fund under the attached Services Agreement, in consideration of the above-stated compensation.


                                    Very Truly Yours,

                                    DEAN WITTER INTERCAPITAL INC.


                                       By:



ACCEPTED: DEAN WITTER SERVICES COMPANY INC.


By: